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                                                                      Exhibit 99

                                                                   [LUCENT LOGO]


NEWS RELEASE




LUCENT TECHNOLOGIES REPORTS RESULTS OF OPERATIONAL AND FINANCIAL REVIEW

-    SIGNIFICANT LOSS EXPECTED FOR FIRST FISCAL QUARTER 2001

-    ANNOUNCES MORE THAN $1 BILLION IN PLANNED COST REDUCTIONS

-    COMPANY ADJUSTS $679 MILLION IN REVENUE FROM FOURTH FISCAL QUARTER 2000

FOR RELEASE: THURSDAY, DEC. 21, 2000

         MURRAY HILL, N.J. - Lucent Technologies (NYSE:LU) today announced the results of an extensive review of the company's business and financial operations and outlined plans to restructure the business.

         As a result of the review, the company expects a pro forma loss of 25 to 30 cents per share on continuing operations(1) in the first fiscal quarter of 2001, ending Dec. 31, 2000, and will initiate a business restructuring program to drive out in excess of $1 billion in costs as the company re-designs its internal systems and processes for long-term, sustainable growth.

         The company has also completed the revenue review it announced on Nov.
21. As a result, its fourth fiscal quarter 2000 revenue will be $8.7 billion and its pro forma earnings will be 10 cents per share on continuing operations. This is lower than the previously announced $9.4 billion in revenues and pro forma earnings of 18 cents per share on continuing operations for the quarter ended Sept. 30, 2000. For fiscal year 2000, the adjusted results will be $33.6 billion in revenue and pro forma earnings per share of 93 cents on continuing operations.

          "Fiscal year 2001 will be a rebuilding year, a turnaround year for Lucent," said Lucent Technologies Chairman and CEO Henry Schacht. "We have identified the issues we must tackle, and we are undertaking a major re-tooling of the business. We are looking for a fresh start in the new year as we implement our restructuring and get our company back on track."

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REVISED REVENUE AND EARNINGS PROJECTIONS FOR FIRST FISCAL QUARTER 2001

         For the first fiscal quarter of 2001, Lucent anticipates that pro forma revenues will decline about 20 percent compared to the year-ago quarter, and pro forma earnings per share on continuing operations is expected to show a loss in the range of 25 to 30 cents per share.

         "These expectations reflect a significant sales decline in North America due to an overall softening in the competitive local exchange carrier
(CLEC) market, slowdown in capital spending by established service providers, lower software sales and a more focused use of vendor financing," said Schacht. "We also saw an impact from expenses as a result of a cost structure that was built for a larger revenue base." The company will issue its actual results for the first fiscal quarter of 2001 in late January.

         "We have an aggressive plan to streamline our operations, prune our product portfolio and create a significantly reduced cost structure to seize the market opportunity that is available to us," said Schacht. "This plan will enable us to achieve improved sequential performance every quarter of 2001 and growth at or above market rates by the end of fiscal year 2002."

LUCENT TO DRIVE OUT IN EXCESS OF $1 BILLION IN COSTS OVER NEXT 12 MONTHS

         Lucent indicated it is in the process of finalizing a business restructuring program that will consist of force reductions and asset writedowns related to:

-    rationalization of various product lines;

-    consolidation of corporate center functions;

-    elimination of duplications in marketing functions; and

- streamlining of sales support functions as the company moves technical resources closer to its customers.

         The company indicated it will continue to hire to enhance its capabilities in high-growth markets.

         The company said it would give details of a restructuring charge when it announces first fiscal quarter results in late January. A review of its internal processes will continue throughout 2001 and may result in additional cost structure improvements and associated charges. The turnaround plans, which have already begun, include the spinoff of the microelectronics unit, now called Agere Systems, and the sale of Lucent's Power Systems to Tyco International.

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         Schacht has also recently reorganized Lucent's top leadership team to focus on the critical changes at hand:

- Bill O'Shea, executive vice president, has been charged with creating one Lucent strategy for the next-generation Internet and working across the business to prune Lucent's product portfolio so that the company invests in the products generating the highest profitability.

- Ben Verwaayen, vice chairman, was put in charge of integrating worldwide sales, service and marketing organizations, bringing the strengths of all three groups to bear on improving and enhancing customer relationships.

- Bob Holder, executive vice president, has been put in charge of unifying all Lucent's product units, manufacturing and supply chain, thereby accelerating product development and delivery.

- Deborah Hopkins, Lucent's chief financial officer, was recently given additional responsibility for Lucent's information systems group, a move that will enhance Lucent's ability to link the company's information and financial systems to further improve processes to drive profitability.

RESULTS FROM THE REVENUE REVIEW

         On Nov. 21, Lucent announced that it had identified a revenue issue impacting approximately $125 million of revenue in the fourth fiscal quarter of 2000. The company initiated a review by its outside counsel and outside auditors and informed the Securities and Exchange Commission.

         The company has completed the review of its revenues for the full fiscal year 2000. The review resulted in Lucent taking the following actions:

- Lucent found that in one case there had been misleading documentation and incomplete communications between a sales team and the financial organization with respect to offering a customer credits in connection with a software license. It was done with disregard for the clear revenue recognition procedures that Lucent has in place. Appropriate disciplinary action, including the dismissal of an employee, is being taken. As a result, Lucent will reduce its fourth fiscal quarter 2000 revenues by $125 million.

- In the course of the review, Lucent identified two other cases in which the sales teams had verbally offered credits to be used at a later date, but that may have been related to transactions in the fourth quarter. Lucent has decided to reflect those credits in the fourth quarter, reducing fourth fiscal quarter revenues by an additional $74 million.


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-    In one case, Lucent found that revenue had been recognized from the sale of a system that had been incompletely shipped. Accordingly, Lucent reduced its fourth fiscal quarter revenues by an additional $28 million.

- During the course of the review, Lucent decided to take back $452 million in equipment that had previously been sold to certain systems integrators and distributors, but not utilized or passed on to customers due to changes in business strategies and the weakening of the emerging service provider market. In the interest of preserving customer and distributor relationships, and because there was some evidence that there may have been verbal agreements that led them to expect Lucent to do so, Lucent has decided to take the equipment back and resell it in the future. As a result, revenues for the fourth quarter will be reduced by an additional $452 million. Revenue from the resale of this equipment will be recorded as it occurs.

          "Throughout the review, we believe we have taken an appropriate, conservative posture in every case," said Schacht. "I am confident in the remedies and controls we have put in place as we move forward."

         A conference call will take place today at 9 a.m. (EST) and be broadcast live over the Internet at [url deleted]. A replay of the Webcast will be available on the Website through Dec. 29.

         Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs and delivers the systems, software, silicon and services for next-generation communications networks for service providers and enterprises. Backed by the research and development of Bell Labs, Lucent focuses on high-growth areas such as broadband and mobile Internet infrastructure; communications software; communications semiconductors and optoelectronics; Web-based enterprise solutions that link private and public networks; and professional network design and consulting services.

                                      # # #

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers and suppliers, customer demand for our products and services, the ability to successfully integrate acquired companies, availability of manufacturing capacity, components and materials, control of costs and expenses, international growth, credit concerns in the emerging service provider market, our credit rating and ability to provide customer financing when appropriate, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Lucent with the Securities and Exchange Commission. Lucent disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All earnings per share reported in this release are diluted EPS figures.

(1) Pro forma EPS on continuing operations excludes the enterprise networks business that has been spun off, the consumer products business, amortization of goodwill and acquired technology and one-time events, including purchased in-process research and development.